FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 22, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release  Reporting  Declaration of Cash Dividend.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   September 23, 1999                              ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                    Date  September 22, 1999
                                                        ------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502                                  Contact     W. Paul Wolf
FAX:  (219) 426-7027                                    ------------------------

                                  HOME BANCORP
                             Declares Cash Dividend

FORT WAYNE, Indiana, -- September 22, 1999 -- Home Bancorp (Nasdaq: HBFW), parent company of Home Loan Bank, Fort Wayne, Indiana, has declared a cash dividend of $0.10 per share. The dividend will be payable October 11, 1999, to shareholders of record September 30, 1999.

This is the fifteenth consecutive quarterly dividend declared by HBFW.

Home Loan Bank operates nine retail banking offices in Fort Wayne, Decatur and New Haven. On April 30, 1999 Home Loan Bank acquired a mini branch at 334 North Second Street in Decatur, representing the tenth banking office, with a tentative opening date of November 1, 1999.

The Company had $403.7 million in assets, loans of $345.3 million, deposits totaled $353.3 million and $38.3 million in shareholders' equity as of June 30, 1999.




               /contact: W. Paul Wolf, President of Home Bancorp,
                       219-422-3502, (Fax: 219-426-7027)/



                       Holding Company for Home Loan Bank